Hippo Reports Third Quarter 2022 Financial Results
PALO ALTO, Calif. November 10, 2022 – Hippo, (NYSE: HIPO), the home insurance group focused on proactive home protection, today announced its consolidated financial results for the three months that ended September 30, 2022.
Complete financial results and full year guidance for 2022 can be found in the company's shareholder letter in the Investor Relations section of Hippo’s website at https://investors.hippo.com.
“The advantages of Hippo’s business model and an industry-leading tech stack are coming into focus,” said Hippo President and CEO Rick McCathron. “We’ve continued to take market share and improve our underwriting results despite challenging macro-economic conditions and what the industry expects to be one of the worst hurricane losses in history. We remain confident in our guidance as we enter the fourth quarter and continue to progress on our path to profitability.”

Third Quarter Highlights
Improving Adjusted EBITDA
·Adj. EBITDA loss of $54.8m (GAAP net loss of $129.2m), better than our guidance despite Hurricane Ian
·Projecting narrower loss in Q4 ‘22 and 2023 improvement
No Slow Down Here
·Total Gross Premium (TGP) up 36%
·Agency, Builder and Spinnaker Fronting all contribute
·Customer count reaches 332,000
·No change in guidance: 30% TGP growth for the year
Revenue Growth
·Revenue up 44%
·Commission income driven by Spinnaker Fronting
·Agency business growing with Gross Placed Premiums at 21% of TGP
·No change in 2022 revenue guidance
A Superior Underwriting Model
·Gross Loss Ratio (GLR) of 58%, excluding Hurricane Ian (110% overall)
·We believe significant improvement in 2022 is evidence that we are building a superior underwriting model
·No change in 2022 guidance of 90% or better GLR, including Hurricane Ian

Conference Call and Webcast Information
Date: Thursday, November 10, 2022
Time: 05:00 p.m. Eastern Time/ 02:00 p.m. Pacific Time
Dial-in: 844 200 6205 (U.S.) / +1 929-526-1599 (International)
Conf ID: 082828
Webcast: https://events.q4inc.com/attendee/799380823

A replay of the webcast will be made available after the call in the investor relations section of the company’s website at https://investors.hippo.com/

Information about Key Operating Metrics
We define gross loss ratio expressed as a percentage, as the ratio of the gross losses and loss adjustment expenses, to the gross earned premium. We define TGP as the aggregate written premium placed across all of our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet, or the amount of business written in our capacity as an MGA, agency, or as an insurance carrier/reinsurer. We define adjusted EBITDA, a Non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, contingent consideration for one of our acquisitions, and other transactions that we consider to be unique in nature.

Forward-looking statement safe harbor
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Hippo
Hippo is protecting the joy of homeownership, helping to safeguard customers’ most important financial asset by harnessing the power of real-time data, smart home technology, and a growing suite of home services to deliver proactive home protection.

Hippo Holdings Inc. operating subsidiaries include Hippo Insurance Services, Hippo Home Care, First Connect Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Mainsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, including licensing details, visit http://www.hippo.com.

Contacts
Investors:
Cliff Gallant
Investors@hippo.com

Press
Mark Olson
press@hippo.com